UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 12, 2013
Date of Earliest Event Reported: February 12, 2013

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53619	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment No. 1 to Form 8-K is being filed to correct an inadvertent reference to a different company.
Item 7.01 Regulation FD Disclosures.

On February 13, 2013, Vertex Energy, Inc.’s (the “Company’s”) common stock will begin trading on the NASDAQ Capital Market (“NASDAQ”) under the symbol “VTNR”.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1, attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 8.01 Other Events.

In preparation for the listing of the Company’s common stock on NASDAQ, the Company’s Board of Directors adopted amended and restated charters of the Company’s (a) Compensation Committee; (b) Audit Committee; (b) Nominating and Corporate Governance Committee; and (d) Related Party Transaction Committee, which disclose in greater detail the responsibilities, membership requirements and authority of the various committees of the Company’s Board of Directors and updated the Company’s prior charters to be consistent with NASDAQ rules and regulations.  The Company’s Board of Directors also ratified and confirmed a Code of Ethical Business Conduct, as previously adopted by the Board of Directors, and adopted a Whistleblower Protection Policy.

Item 9.01  Financial Statements And Exhibits.

Exhibit No.	Description

14.1**	Code of Ethical Business Conduct and Whistleblower Protection Policy

99.1*	Press Release Announcing NASDAQ Listing

99.2**	Charters Of The Compensation Committee; Audit Committee; Nominating And Corporate Governance Committee; and Related Party Transaction Committee

* Furnished herewith.
** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: February 13, 2013	By: /s/ Benjamin P. Cowart
Benjamin P. Cowart
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

14.1**	Code of Ethical Business Conduct and Whistleblower Protection Policy

99.1*	Press Release Announcing NASDAQ Listing

99.2**	Charters Of The Compensation Committee; Audit Committee; Nominating And Corporate Governance Committee; and Related Party Transaction Committee

* Furnished herewith.
** Filed herewith.